UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STATION CASINOS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ANNUAL MEETING
MAY 18, 2005

May 3, 2005

DEAR PLAN PARTICIPANTS:

          Preparations for the annual meeting (the “Annual Meeting”) of stockholders of Station Casinos, Inc. (the “Company”) to be held on May 18, 2005, are moving ahead, and we have mailed our annual report and proxy materials to all of our stockholders.  As a participant in the Company’s 401-K Plan and/or Employee Stock Purchase Plan, your personal copy of these materials should have reached you by now.  As you all know, the year 2004 was one of substantial accomplishment for the Company and our collective achievements are something we all can be proud of.  I thank each of you for your meaningful contributions to the Company’s success.

          As some of you may know, this year’s annual meeting involves a proxy contest started by the Culinary Workers Local Union 226 and UNITE HERE (the “Union”).  Both the Company and the Union will be soliciting proxies (votes) from the Company’s stockholders for use at the Annual Meeting.  The Union has mailed its own proxy materials to certain of the Company’s stockholders seeking support for three non-binding stockholder proposals, all of which are unanimously opposed by the Company’s Board of Directors.

          Some stockholders may receive multiple mailings of proxy materials from both the Company and the Union.  We urge you to keep one simple rule in mind:  To support your Board of Directors, simply return the Company’s WHITE PROXY CARD and disregard the Union’s blue card should you receive one.

HERE’S HOW TO VOTE

          Since many plan participants have asked about the mechanics of voting, we have summarized some of the important rules to assist you.  To support your Board of Directors, remember these two simple rules:

1.	Return the WHITE PROXY CARD - The Company is using a WHITE PROXY CARD. When you receive it in the mail, please sign, date and promptly mail the Company’s WHITE PROXY CARD.

2.

Discard the blue card - The Union is using a blue card.  If you receive one  simply discard it.  Do not sign a blue card – not even to vote against the Union proposals – or you will cancel your earlier vote in support of the Company.

Some of you may hold Company stock in multiple accounts.  To ensure that your shares are properly voted, please adhere carefully to the following:

1.          401-K Plan:

401-K Plan Participants received proxy materials to vote their Plan shares.  To participate in voting, you must provide voting instructions by returning your WHITE PROXY CARD.  Please mark, sign,

date and promptly mail the WHITE PROXY CARD in the postage-paid envelope provided.  For your convenience, we have enclosed a duplicate WHITE PROXY CARD with this memo.  If you have not yet voted, please use the enclosed WHITE PROXY CARD.  If you have already returned your WHITE PROXY CARD, please accept our thanks and disregard the enclosed duplicate card.

2.          Stock For Which You Hold a Company Certificate:

You will receive a Company WHITE PROXY CARD for these shares.  Please sign, date and promptly mail your WHITE PROXY CARD in the postage-paid envelope provided.

3.          “Street Name” Stock (Stock held for you by your broker or bank):

If your Company shares are deposited in a bank or brokerage account (your banker or broker holds shares in custody for you), your banker or broker (or its agent ADP) will send cards (or, in most cases, voting instruction forms) directly to you.  Only your banker or broker can vote on your behalf and only after receiving your instructions.  Please immediately sign, date and mail your Voting Instruction Form in the envelope provided.  To make certain that all of your shares are voted, please do so for each separate account you maintain.  Be careful to return only the Voting Instruction Forms which are accompanied by the Company’s materials and identified as the “WHITE PROXY CARD” being solicited by the Board of Directors of the Company.  Please note that internet and telephone voting are convenient voting options available only for “street name” holders and easy to follow instructions will be enclosed with your materials.

MULTIPLE ACCOUNTS

Finally, a word about multiple accounts.  Certain of you may hold Company shares in two or three of the different registration forms described above.  If you hold stock in multiple accounts you must return each WHITE PROXY CARD (and/or Voting Instruction Form) you receive to make certain that all of your shares are voted.  When in doubt, please sign, date and promptly mail each separate WHITE PROXY CARD or Voting Instruction Form you receive.

In order to support your Board of Directors, please sign, date and promptly mail the Company’s WHITE PROXY CARD.  On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

Frank J. Fertitta III
Chairman of the Board and Chief Executive Officer

IMPORTANT

PLAN PARTICIPANTS WITH QUESTIONS OR REQUIRING ASSISTANCE MAY
CALL D.F. KING & CO., INC., WHICH IS ASSISTING YOUR COMPANY,
TOLL-FREE AT 1-888-887-0082.